EXHIBIT 11
                 Statement of Computation of Per Share Earnings

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(Unaudited, in thousands)

                                                                          THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                             SEPTEMBER 30,                      SEPTEMBER 30,
                                                                          1999            1998             1999              1998
                                                                       --------         --------         ---------         --------
Net loss                                                               $ (4,434)        $ (5,629)        $ (14,157)        $(15,081)
                                                                       ========         ========         =========         ========

BASIC:
     Weighted average common shares outstanding                          10,018            7,142             9,988            3,825
                                                                       ========         ========         =========         ========

     Net loss per common share                                         $  (0.44)        $  (0.79)        $   (1.42)        $  (3.94)
                                                                       ========         ========         =========         ========

DILUTED:
     Weighted average common shares outstanding                          10,018            7,142             9,988            3,825
     Effect of dilutive securities:
         Convertible notes                                                 --               --                --               --
         Stock options                                                     --               --                --               --
         Warrants                                                          --               --                --               --
                                                                       --------         --------         ---------         --------
     Weighted average common and common
         equivalent shares outstanding                                   10,018            7,142             9,988            3,825
                                                                       ========         ========         =========         ========

     Net loss per common and common
         equivalent share                                              $  (0.44)        $  (0.79)        $   (1.42)        $  (3.94)
                                                                       ========         ========         =========         ========


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